FORM S-1 OF FLEX CAPITAL CORPORATION

 As Filed With the Securities and Exchange Commission on February 1,
2010
                                                     Registration
No. 333-164616
=====================================================================
                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 2054

                           Amendment No. 3
                              FORM S-1/A
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FLEX CAPITAL CORPORATION
        (Exact name of registrant as specified in its charter)

         Nevada                           7370
                                  N/A
(State or other jurisdiction   (Primary Standard Industrial
                            (IRS Employer
     of organization)              Classification Code)
                          Identification #)

               Room 1707, Unit C 17th Floor CTS Center
              219 Zhong Shan Wu Road, Guangzhou, China,
             510031, T:  86-13808821282 F:  86-2083332588
             F:  86-2083332588  E:  flexcapital@live.com

         Incorp Services, Inc., 375 N. Stephanie St. Ste 1411
             Henderson, Nevada, 89014-8909  800-737-3372)

                           with a copy to:

                    Catalyst Img Capital Partners
                  Room 1707,, 17th Floor CTS Center
              219 Zhong Shan Wu Road, Guangzhou, China,
                     510031, T:  86-13808821282
                         F:  86-2083332588

                           With a copy to:

                         Catalyst Capital Img
                        Unit 232 2498 w. 41st.
                       Vancouver, B.C. V6N 2A7
                    T:604-269-6622 F: 604-269-6623

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration
Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large  accelerated  filer [ ]
Accelerated  filer [ ]
Non-accelerated  filer [ ]                         Smaller reporting
company [X]
(Do not check if smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
=====================================================================
Securities to be   Amount To Be   Offering Price     Aggregate  Registration
Registration       Registered      Per Share [1]   Offering Price  Fee


----------------------------------------------------------------------------
Common Stock:       2,000,000          0.01           $20,000     $1.43
=====================================================================
[1] Estimated solely for purposes of calculating the registration fee under Rule 457. The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=====================================================================

PROSPECTUS

                             FLEX CAPITAL CORPORATION
                             SHARES OF COMMON STOCK
                       1,000,000 MINIMUM - 2,000,000 MAXIMUM

Before this offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. To be quoted on the Over the Counter Bulleting Board, a market maker must file an application on our behalf to make a market
for our common shares.   There is no guarantee that we will find
a market maker to trade our securities, thus, there is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering a minimum of 1,000,000 up to a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.01 per share. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,000,000 shares are sold within270 days, all money received will be retained by us and there will be no refund. Funds will be held in a separate bank account at US Bank, 2385 North Oxnard Boulevard, Oxnard, CA, 93136. The bank's telephone number is (805) 604-2200. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account. Our common stock will be sold on our behalf by Qing Feng LU, our sole officer and director. Mr. Lu will not receive any commissions or proceeds from the offering for selling shares on our behalf. Finally, for tax advantages, we have selected Nevada to base our office.

The company is a startup company and as of now the company has no independent directors, a separate compensation committee nor, an audit committee.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS"
STARTING AT
PAGE 4.

                    Offering Price       Expenses     Proceeds to Us
                   --------------       --------      --------------

Per Share - Minimum    $ 0.01           $ 0.005         $ 0.005
Per Share - Maximum    $ 0.01           $ 0.0025        $ 0.0075
Minimum                $ 10,000         $ 5,000         $ 5,000
Maximum                $ 20,000         $ 5,000         $ 15,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



             The date of this prospectus is __February 1,2010______.







TABLE OF CONTENTS                                             Page No.

   --------

Summary of Prospectus                                             3

Risk Factors                                                      4

Use of Proceeds                                                   7

Determination of Offering Price                                   8

Dilution of the Price You Pay for Your Shares                     8

Plan of Distribution; Terms of the Offering                       11

Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                        14

Business                                                          16

Management                                                        18

Executive Compensation                                            19

Principal Shareholders                                            20

Description of Securities                                         21

Certain Transactions                                              22

Litigation                                                        22

Experts                                                           23

Legal Matters                                                     23

Financial Statements                                              23

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

We were incorporated on October 27, 2009. We are a development stage company. We do not have any revenues or operations, and we have minimal assets and have incurred losses since inception. We intend to create a web portal system which will collect and disseminate tracking information on goods and services provided to the general public.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to fund operations. Should we require additional funding, we will borrow from our sole officer and director. Our sole officer and director has not set limitations or terms on the lending amount that may occur in the future. Any lending provided by our sole officer and director will be legally documented for future repayments.

Our administrative office is located at Room 1707, C, 17th Floor CTS Center 219 Zhong Shan Wu Road, Guangzhou, China and our telephone number is 86-13808821282. Our registered statutory office is located at 375 N Stephanie St. Ste 1411, Henderson, Nevada. Other than our offices mentioned, we hold no other principal plants or physical properties. Mr. Lu has arranged for our company to conduct operations at this office free of rent. This office space is not Mr. Lu's employer's place of business, and is provided by Mr. Lu's business associate. Furthermore, there are no terms or conditions to occupy this office space to conduct our operations.

Our fiscal year end is December 31. Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered          A minimum of 1,000,000 shares of
common stock
                                  and a maximum of 2,000,000 shares
of common
                                  stock, par value $0.001.

Offering price per share          $0.01

Offering period                   Our shares are being offered for a
period not
                                  to exceed 270 days.

Net proceeds to us                Approximately $5,000 assuming the
minimum
                                  numbers of shares are sold.
Approximately
                                  $15,000 assuming the maximum
number of shares
                                  is sold.

Use of proceeds                   We will use the proceeds to pay
for offering
                                  expenses, the implementation of
our business
                                  plan, and for working capital.

Number of shares outstanding
 before the offering              4,000,000

Number of shares outstanding
 after the offering if all
 of the shares are sold           6,000,000

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

             As of December 31, 2009      As of June 30, 2010
             --------------------      ----------------------
                  (audited)               (unaudited)
BALANCE SHEET

Total Assets         $   0                    $   0
Total Liabilities    $   0                    $   0
Stockholders' Deficit  $   -                  $  (4,000)

           October 27, 2009 (Inception)          Six month to
             to December 31, 2009             June 30, 2010
              ----------------                   ----------------
                 (audited)                        (unaudited)
INCOME STATEMENT

Revenue             $   0                        $    0
Total Expenses      $   0                        $   4,000
Net Loss            $   0                        $  (4,000)

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS ASSOCIATED WITH FLEX CAPITAL CORPORATION.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH
CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO
CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE
OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.

We were incorporated on October 27, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    completion of this offering;
     * our ability to create a viable distribution and a data collection mode for our service; and,
     * our ability to generate ad revenues through the use of our product.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

IF WE DO NOT ATTRACT USERS, WE WILL NOT MAKE A PROFIT WHICH
ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have no web portal. We have not identified any actual locations for Our web portal and we cannot guarantee we will ever have any customers using this service. Even if we obtain users, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. IF WE NEED ADDITIONAL FUNDS AND ARE UNABLE TO
RAISE THEM WE WILL HAVE TO TERMINATE OUR OPERATIONS.

We have not yet started our business. We need the proceeds from this offering to start our operations. If the minimum of $10,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and are unable to raise the money, we will have to cease operations.

IF WE DO NOT EARN A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Since we are small and do not have much capital, we must limit marketing our services. The sale of goods is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING CUSTOMERS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

Our sole officer and director, Mr. Lu, will only be devoting limited time to our operations. Mr. Lu, our president and sole director will be devoting approximately 20 hours per week of his working time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR DOES NOT HAVE PRIOR EXPERIENCE IN FINANCIAL ACCOUNTING AND THE PREPARATION OF REPORTS UNDER THE
SECURITIES EXCHANGE ACT OF 1934, WE MAY HAVE TO HIRE INDIVIDUALS
WHICH COULD RESULT IN AN EXPENSE WE ARE UNABLE TO PAY.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

RISKS ASSOCIATED WITH THIS OFFERING:

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR
SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED
INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND
ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WHO IS ALSO OUR SOLE PROMOTER, WILL OWN 80% OF OUR TOTAL OUTSTANDING COMMON STOCK IF THE MINIMUM AMOUNT OF THE OFFERING IS SOLD AND 67% OF OUR TOTAL OUTSTANDING COMMON STOCK IF THE MAXIMUM AMOUNT OF THE OFFERING IS SOLD, HE WILL RETAIN CONTROL OF US AND WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SHARES.

Even if we sell all 2,000,000 shares of common stock in this offering, Qing Feng Lu will own 66.67% of the total outstanding common stock; if the minimum amount of the offering is sold he will own 80% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Lu will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE THE SEC IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON
BROKERS WHO DEAL IN OUR SHARES THAT ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM. THIS MEANS THAT YOU MAY HAVE
DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF OUR SHARES TO DECLINE.

Our shares would be classified as penny stocks and are covered by
Section 15(g)of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

                                 USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 common shares minimum, 2,000,000 common shares maximum basis. The table below sets forth the use of proceeds if 1,000,000 or 2,000,000 common shares of the offering are sold.

                                        1,000,000      2,000,000
                                        -------        ---------

Gross proceeds                          $ 10,000          $ 20,000
Offering expenses                       $ 5,000           $ 5,000
Net proceeds                            $ 5,000           $ 15,000

The net proceeds will be used as follows:

Website development                     $  1,000           $ 3,000
Marketing and advertising               $   500            $ 3,000
Equipment                               $  1,000           $ 3,000
Legal, Audit,
accounting and filing fees              $  2,000           $ 5,000
Other expenses                          $   500            $ 1,000
TOTAL                                   $ 5,000           $ 15,000

The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised. Qing Feng Lu our sole officer and director determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

To operate for the next twelve months, the business must receive a minimum of $5,000 in net proceeds from the sale of common shares. With the minimum net proceeds of $5,000 we are able to build the basis of our operations; however, in a smaller scale. Our anticipated expenditures will be lower in the event that we sell our minimum offering of 1,000,000 common shares relative to our sale of 2,000,000 shares as illustrated in our table above. If we receive the maximum funding for $15,000 in net proceeds, we anticipate greater spending to access our markets.

 The total offering expense, regardless of whether the maximum or minimum amount is raised, will be $5,000, which will be paid immediately after the offering. This is a onetime offering expense that will not re-occur unless we pursue another share offering in the future.

After the completion of this offering, we intend to initiate the development of our website "WWW.FLEXCAPITAL.CN" We intend to hire an outside web designer to assist us in designing and building our website. The cost of establishing a web site is estimated to be between $1,000 to $3,000.


Marketing and advertising will be focused on promoting our web service, advertising in local newspapers, magazines, city billboards, online, etc. To market and advertise our service we anticipate our expenditures to be between $500 to $3,000.


 We estimate our legal, auditing, accounting and filing fees to be between $2,000 to $5,000 during the next twelve months. We have allocated between $500 and $1,000 for additional unforeseen expenses which may arise as a result of initiating our operations.

We will have the sufficient amount to proceed with our operations even if the minimum is raised. In total, the company's expenditures, excluding the initial offering expense, will be between $5,000 to $15,000. .




                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $10,000 and a maximum of $20,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and
     *    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders. As of June 30, 2010, the net tangible book value of our shares of common stock was approximately ($0.00) per share based upon 4,000,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $15,000 or approximately $0.0025 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.0025 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0025 per share

After completion of this offering, if 2,000,000 shares are sold, you will own 33% of the total number of outstanding shares for which you will have made a cash investment of $20,000, or $0.01 per share. Our existing stockholders will own 67% of the total number of outstanding shares for which they have made cash contributions totaling $nil or approximately $0.00 per share.

IF 75% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 5,500,000 shares then outstanding will be $10,000, or approximately $0.0018 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.0018 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0018 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 27% of the total number of outstanding shares for which you will have made a cash investment of $15,000, or $0.01 per share. Our existing stockholders will own approximately 73% of the total number of outstanding shares for which they have made cash contributions totaling nil or approximately $0.00 per share.

IF THE MINIMUM NUMBER OF SHARES IS SOLD:

Upon completion of this offering, in the event 50% or the minimum amount of shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $5,000, or approximately $0.001 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.001 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.001 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 20% of the total number of outstanding shares for which you will have made a cash investment of $10,000, or $0.01 per share. Our existing stockholders will own approximately 80% of the total number of outstanding shares for which they have made cash contributions totaling nil or approximately $0.00 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

Price per share                                            $   0.00000
Net tangible book value per share before offering              $    (0.000)
Potential gain to existing shareholders                        $    20,000
Net tangible book value per share after offering               $    0.0025

Increase to present stockholders in net tangible book
 value per share after offering                                $    0.0025
Capital contributions                                          $    0
Number of shares outstanding before the offering                 4,000,000

Number of shares after offering assuming the sale of the maximum
number of shares                                                 6,000,000
Percentage of ownership after offering                              80%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share                                                $     0.01
Dilution per share                                             $     0.0075
Capital contributions                                          $    20,000
Number of shares after offering held by public investors         2,000,000
Percentage of capital contributions by existing shareholder          0.00%
Percentage of capital contributions by new investors                 100%
Percentage of ownership after offering                               20%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share                                                $     0.01
Dilution per share                                             $     0.0082
Capital contributions                                          $    15,000
Number of shares after offering held by public investors         1,500,000
 Percentage of capital contributions by existing shareholders       0.000%
Percentage of capital contributions by new investors                100%
Percentage of ownership after offering                              27%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share                                                $     0.01
Dilution per share                                             $     0.009
Capital contributions                                          $    10,000
 Percentage of capital contributions by existing shareholders        0.000%
Percentage of capital contributions by new investors                 100.0%
Number of shares after offering held by public investors          1,000,000
Percentage of ownership after offering                              20%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at US Bank, 2385 North Oxnard Blvd, Oxnard, CA, 93136, Tel: 805 604 2200. The funds will be maintained in a separate bank until we receive a minimum of $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $10,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $10,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering.

The following are material changes that would entitle you to a refund of your money:

     *    an extension of the offering period beyond 270 days;
     *    a change in the offering price;
     *    a change in the minimum sales requirement;
     * a change to allow sales to affiliates in order to meet the minimum sales requirement; or
     * a change in the amount of proceeds necessary to release the funds held in the separate bank account.

Funds will be returned promptly in the event that these changes occur.

We will sell the shares in this offering through Mr. Lu, our sole officer and director. He will not receive a commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Lu is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Lu will also distribute the prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our shares outside of the United States.

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
     * contains a brief, clear, narrative description of a dealer market, including "BID" and "ASK" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.


These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

REGULATION M

Our sole officer and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

     1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

     2. Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to "FLEX CAPITAL
CORPORATION".

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our web service to our target markets. We believe the technical aspects of our website will be sufficiently developed to use for our operations within 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months. The difference between the minimum and maximum amount relates to the website development; marketing and advertising; equipment and office furniture; and hiring one employee. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers. We will not begin operations until we raise money from this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

PLAN OF OPERATION

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones:

     1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

     2. After completion of the offering, we will immediately begin to develop our website. We believe that our website can be fully operational within 90 days. In the beginning of our business operations we plan to advertise our business on the local billboards.

     3. After our website is established, we intend to begin to market our business to potential customers and investors through our website, and by personal contacts through Mr. Lu, our president.

Within 120 days after we complete our public offering, we should be in the position to establish our first web service. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not yet generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON OCTOBER 27, 2009 TO June 30, 2010

During this period we incorporated the company, and hired an auditor for the preparation of this registration statement. We also prepared an internal business plan. Our loss since inception is 4,000. We have not yet started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 120 days after we complete this offering.

Since inception, we have issued 4,000,000 shares of common stock to our sole officer and director.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our web service, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our sole officer and director is willing to loan us money for our operations if necessary. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. If we raise the minimum amount of money from this offering, it will last one year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 4,000,000 shares of common stock pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.

As of October 27, 2009, our total assets were $0 and our total liabilities were $0.




BUSINESS
GENERAL

We were incorporated in the State of Nevada on October 27, 2009. We have not started operations. We are developing a website
WWW.FLEXCAPITAL.CN. In the beginning of our business operations, we plan to advertise our business on the internet that will promote our business.

We have not yet generated any revenues and the only operations that we have engaged in is the development of a business plan. Our business office is located at Room 1707 Unit C, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, China, 50030. Our telephone number is
86-13808821282. This is the office of our President, Qing Feng Lu.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have no intention, plan or agreement to be merged with or be acquired by any operating company, to be entered into a change of control, or to change the management of the company.

We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or
advisory services by the public.   Although we have not conducted
any marketing research regarding the potential of this business, we recognize the growing opportunity to offer industry specific information in China to maximize users' efficiency. Consumers in China are continuously seeking efficient alternatives to reduce waste and maximize resources.

OUR STRATEGY

We intend to create a website that will be a search engine for various goods and services for the public. Users at no cost will be able to come to our website to look up various local businesses such as: Fast food deliveries, bus routes, subway routes, taxi companies, and couriers are just a few examples. Currently, we do not have any customers or any contracts for our service. We also have not yet commenced any operations.

  Potential businesses must agree to be listed in our website so that we can access information, and provide an efficient search alternative for our end users. Our product and service add value by assisting end users to efficiently locate and track businesses. We will actively market our services to drive end-user to visit our
website.   Once we have generated traffic to our website, we
will sell advertising space on our website to our clients. Our payment options are either credit card or cash. Cash payments are made either in person at the office or through online internet money transfers.

TARGET MARKET

Our web portal functions to link with other business websites. In
our first year operation, we plan to open our web portal.   Our
services will be focused in the Guangdong Province to accommodate a general growing demand for both effective and efficient services. To maximize our resources and establish economies of scale, our business will develop regionally starting with Shenzhen.


Our targeted end-user audience is busy working individuals seeking new search alternatives to maximize their daily utility. As we attract more users to our website, businesses will recognize the potential to advertise on our website.

To maintain focus, our advertisement spaces will be offered to businesses that are aligned with our strategies, but not necessarily listed on our website.



COMPETITIVE CONDITIONS
We currently have no operation. The industry is dominated by large players that offer similar services. The company will compete broadly with other search engines in China; however, our portal focuses on delivery and transportation services. Services that we offer could potentially be blocked or censored if we are to violate any state regulations. We are not aware of any government regulations that pertain to our industry.

REGULATORY REQUIREMENTS

We might be required to obtain special licenses, or meet special regulatory requirements before establishing our business, other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of opening the web service, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer.

MARKETING

Initially, our services will be promoted by Mr. Lu. He will discuss our services with his friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards
advertisement and, promotion of our website.   The suggested
marketing tools will be directed to businesses and users that are aligned with our strategies.

REVENUE

We intend to generate revenues by selling advertising on our website. Therefore, we will require substantial start-up capital in order to setup our web service and begin operations. Qing Feng Lu, our president, will be devoting approximately 20 hours a week of his time to our operations. Once we begin operations Mr. Lu has agreed to commit more time as required. Because Mr. Lu will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Lu. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees when they are needed.

OFFICES

Our offices are currently located at Room 1707, Unit C, 17th Floor CTS Center 219 Zhong Shan Wu Road, Guangzhou, China,. Our telephone number is 86-13808821282 .

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address            Age                      Positions
----------------            ---                      ---------

Qing Feng Lu                28   President, Chief ExecutiveOfficer, Secretary,
Room 1707 Unit C,                Treasurer, Chief Financial Officer,and the
219 Zhong Shan Wu Road               sole member of the Board of Directors
Guangzhou, China
510030

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OUR SOLE OFFICER AND DIRECTOR

QING FENG LU - PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY,
TREASURER, CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER AND OUR SOLE DIRECTOR.

Since January 23, 2009, Mr. Lu has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors. From 2000-2004 Mr. Lu obtained his Degree in Computer Science, University of Jilin. From 2005-present he has worked as a Web Developer at Shen Da Technology Ltd in Luohu District, Shenzhen,
 Guangdong, China. Shen Da Technology is an internet solutions provider specializing in web design, hosting, promoting, marketing and software development.



AUDIT COMMITTEE FINANCIAL EXPERT

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

CONFLICTS OF INTEREST

Mr. Lu devotes approximately 20 hours per week to our Company. The only conflict that exists is Mr. Lu's devotion of time to other projects. We have no provisions for handling conflicts of interest should they arise in the future; however, Mr. Lu has agreed not to engage in any business activity which conflicts with our activities.

                             EXECUTIVE COMPENSATION

 The following table sets forth the compensation paid by us from inception on October 27, 2009, through June 30, 2010, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.



SUMMARY COMPENSATION TABLE

                    Annual Compensation       Long-Term Compensation
               --------------------------    -------------------------
                                                Awards       Payouts
                                                ------       -------
                                                                 Change in
   Names                                           Non-equity   pension value  Other
 Executive                                 Option  incentive       and       nonqualfied
Officer and                      Stock     awards   plan        deferred      Compen-
 Principal       Salary   Bonus  awards           compensation  compensation  sation    Total
 Position  Year  (US$)    (US$)   (US$)       (#)   (US$)       earnings ($)  (US$)     (US$)
 --------- ----  ------   -----  ------   ------- -----------    -------     ------    ------
Qing Feng
Lu         2009    0        0    4,000       0       0            0          0          4,000
President,
Secretary/Treasurer,
Director

We do not have any employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer. We have issued 4,000,000 common shares at $0.001 per share to our sole officer and director in exchange for his services. Mr. Lu will implement our business strategies specified in our business plan. Additionally, Mr. Lu will manage all facets of our operations for the next twelve months.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our sole director does not receive any compensation for serving as a member of the board of directors.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                      # of        %   of      # of Shares        Ownership After
                    Shares        Ownership   After Offering      the Offering
Name and Address     Before the   Before the  Assuming all of     Assuming all of the
Beneficial Owner [1] Offering     Offering    the Shares are sold   Shares are Sold
------------------  --------      --------    ---------------       ---------------
Qing Feng Lu        4,000,000     100.00%      6,000,000                 66.67%
Room 1707-C,
219 Zhong shan Wu Road
Guangzhou, China
510030



[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Mr. Lu is the only "promoter" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, since Mr. Lu is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director and he owns 4,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     *    do not have preemptive, subscription or conversion rights
and    there are no redemption or sinking fund provisions or rights;
and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 67% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

We do not have a class of preferred stock.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0331. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not yet selected a stock transfer agent.

                              CERTAIN TRANSACTIONS

 On or about October 27, 2009, we issued a total of 4,000,000 shares of restricted common stock to Qing Feng Lu, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer, Secretary and sole director, in exchange for his services to us, and those shares were valued at
$0.001 per share for a total value of $4,000.   These shares
represent 100% of our issued and outstanding shares. This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration statement.


                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements for the period from inception to December 31, 2009, included in this prospectus have been audited by Stan J.H. Lee, CPA 2160 North Central Rd. Suite 203 Fort Lee NJ 07024 P.O. Box 436402 San Ysidro CA 92143 619-623 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

  We have no legal counsel at this time.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Stan J.H. Lee, CPA 2160 North Central Rd. Suite 203 Fort Lee NJ 07024 P.O. Box 436402 San Ysidro CA 92143 619-623-7799

                              FINANCIAL STATEMENTS

                               Flex Capital Corp.
                          (a Development Stage Company)

                                December 31, 2009


      Index

      -----

Report of Independent Registered Public Accounting
Firm...................  F-1

Balance Sheet as of December 31,
2009.....................................  F-2

Statements of Operations for the Period From October 27, 2009
(inception)
 For the Period From October 27, 2009 (Inception) Through December
31, 2009.....................................  F-3

Statements of Cash Flows for the Period From October 27, 2009
(inception)
 For the Period From October 27, 2009 (Inception) Through December
31, 2009.....................................  F-4

Statement of Changes in Stockholders' Deficit for the Period From
 For the Period From October 27, 2009 (Inception) Through December
31, 2009......... ...........................  F-5

Notes to the Financial
Statements.........................................  F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS

Flex Capital Corp.

Stan J.H. Lee, CPA
2160 North Central Rd. Suite 203 Fort Lee NJ 07024
P.O. Box 436402 San Ysidro CA 92143
619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com
Report of Independent Registered Public Accounting Firm
-------------------------------------------------------
To the Board of Directors and
Shareholders of
Flex Capital Corp.

We have audited the accompanying balance sheets of Flex Capital Corp. as of December 31, 2009 and the related statements of operations, changes in shareholders' equity and cash flows for the period from October 27,2009 ( inception) to December
31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Capital Corp. as of December 31, 2009 and the results of their operations and its cash flows for the aforementioned period in conformity with U.S.
generally accepted accounting principles.

The financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's results of operations and lack of capital and liquidity raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
------------------
Stan J.H. Lee, CPA
January 20, 2010
Fort Lee, NJ 07024

                               Flex Capital Corp.
                          (A Development Stage Company)
                                  Balance Sheet
                             As of December 31, 2009


ASSETS

Total Assets                                   $     0
                                               ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Due to related parties                       $     0

Stockholders' Deficit
  Capital Stock, 75,000,000 shares authorized,
$.001 par value, 4,000,000 shares issued and
outstanding                                    $  4,000
  Additional Paid-in-Capital                     (4,000)
  Deficit accumulated during the development stage

                                                --------

Total Stockholders' Deficit                        0
                                                --------

Total Liabilities and Stockholders' Deficit     $     0
                                                ========


   (The Accompanying Notes are an Integral Part of These Financial
Statements)

                               Flex Capital Corp.
                          (A Development Stage Company)
                             Statement of Operations
               For the Period From October 27, 2009 (Inception)
                           Through December 31, 2009


Operating Expenses
  Consulting services                            $      0
  Rent                                                  0
  Legal and accounting                                  0
                                                  ----------

Total Expenses                                          0
                                                  ----------

Net Loss                                         $      0
                                                  ==========

Net Loss Per Common Share - Basic and Diluted    $    (0.00)
                                                  ==========

Weighted Average Number of Common Shares Outstanding    4,000,000
                                                       ==========


   (The Accompanying Notes are an Integral Part of These Financial
Statements)

                              Flex Capital Corp.
                          (A Development Stage Company)
                         Statement of Cash Flows
               For the Period from October 27, 2009 (inception)
                          Through December 31, 2009


Operating Activities
  Net loss                                          $   (0)
  Adjustments to reconcile net loss to cash
   used in operating activities:
     Contributed rent and consulting services            0
                                                     --------

Net Cash Used in Operating Activities                   (0)
                                                     --------

Net Cash Provided by Financing Activities
  Advance from related party                             0
                                                     --------

Net Cash Provided by Financing Activities                0
                                                     --------

Increase (Decrease) in Cash                              --

Cash - Beginning of Period                               --
                                                      --------

Cash - End of Period                                 $   --
                                                      ========


Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
  Interest                                            $    --
  Income taxes                                        $    --


  (The Accompanying Notes are an Integral Part of These Financial
Statements)

                               Flex Capital Corp.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
               For the Period from October 27, 2009 (inception)
                           Through December 31, 2009



                                      Additional
                       Common Stock     Paid-in   Deficit
                      Shares   Amount   Capital   Accumulated   Total
                      ------   ------     -------  ----------    -----

Common Stock Issued October
27, 2009         4,000,000    4,000     (4,000)     --          --

Balances at December
31, 2009                 --      --        --       --          --
Donated services         --      --        --       --          --

Net loss                 --      --        --       (0)         (0)


Balances at December
31, 2009          4,000,000   $ 4,000    $(4,000)  $ (0)       $(0)
                  =========    ======     ======   ======      ======



   (The Accompanying Notes are an Integral Part of These Financial
Statements)

                             Flex Capital Corp.
                          (A Development Stage Company)
                        Notes to the Financial Statements



NOTE 1   Nature and Continuance of Operations
These financial statements have been prepared on a going concern basis. The Company is a development stage company, which was incorporated on October 27, 2009. Operations started on that Date.

At the current stage of the business, we are not engaged in any activities; therefore, the company has yet to achieve profitable operations and losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

 Once we have received our cash injection through this offering we will immediately commence with our planned operations. Our planned operations include the following:

1. Develop and build our website within 90days. Our website delivers our proposed services and acts as an advertisement medium for business to promote their brand.

2. Our sole officer will promote and market our services to related stakeholders.

3. We will launch our website and offer our services to users once we have listed a reasonable amount of business into our website.

4. Our sole officer will begin selling advertising space to related stakeholders.
The Company's year-end is December 31.

NOTE 2 - Summary of Significant Accounting Policies
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company
The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets
Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation
The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:
At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments
The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes
The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share
In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to
common stockholders by the weighted average     number of common
shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at December 31, 2009, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation
The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment". Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected
vesting period.   Transactions in which goods or services are
received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is
more reliably measurable.   SFAS No. 123(revised) requires excess
tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.
The Company did not grant any stock options during the period ended December 31, 2009.

Comprehensive Income
The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
The Company has no elements of "other comprehensive income" during the period ended December 31, 2009.

New Accounting Standards
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

NOTE 3- Capital Stock
On October 27, 2009, the Company issued 4,000,000 common shares in exchange to the sole officer and director of the Company in exchange for his services to the Company.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

                 SEC Registration Fee                  $ 100
                 Accounting Fees and Expenses            3,000
                 Legal Fees and Expenses                 1,900

                                                        -------
                 TOTAL                                 $ 5,000
                                                        =======

                    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address                  Date               Shares
Consideration
----------------                  ----               ------


Qing Feng Lu               October 27, 2009       4,000,000
Provision of Service
Room 1707, Unit A,
17th Floor CTS Center,
219 Zhong Shan Wu Road,
Guangzhou, China, 510031

We issued the foregoing restricted shares of common stock to Mr. Lu pursuant to Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. The sale of our shares to Mr. Lu took place outside the United States of America and Mr. Lu is non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of our shares and general solicitation was not made to anyone.

 We have issued 4,000,000 shares of common stock to Mr. Lu, our sole officer and director for a total consideration of $4,000 or $0.001 per share. The consideration was provided in exchange for Mr. Lu's services. Mr. Lu has and will continue to manage all facets of our operations for the next twelve months. Our company has already utilized Mr. Lu's networks in the Guangdong Province to minimize future operational barriers as we enter the marketplace. Mr. Lu will continue to build our relationship with potential clients and market our business to related businesses.

                               Flex Capital Corp.
                          (A Development Stage Company)
                                  Balance Sheet
                    As of December 31, 2009 and June 30, 2010

                                    December31, 2009      June 30, 2010
                                         (Audited)       (Unaudited)


ASSETS

Total Assets                            $     --           $     --

                                         ========           ========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Due to related parties                $     0           $      0

Stockholders' Deficit
  Capital Stock, 75,000,000 shares
authorized, $.001 par value,
4,000,000 shares issued and outstanding $    4,000       $    4,000
  Additional Paid-in-Capital                (4,000)

  Deficit accumulated during the development stage            (4,000)


Total Stockholders' Deficit                  0                 0
                                         --------           --------

Total Liabilities and Stockholders' Deficit $  0            $   0
                                          ========         ========


   (The Accompanying Notes are an Integral Part of These Financial
Statements)

                               Flex Capital Corp.
                          (A Development Stage Company)
                             Statement of Operations


                          Cumulative Results From          Six Months To
                      Inception (October 27, 2009)     June 30, 2010
                      Through December 31, 2010
                               (Audited)                   (Unaudited)

Operating Expenses
  Consulting services           $      0                   $   4,000
  Rent                                 0                       0
  Legal and accounting                 0                       0
                                   ----------              ----------

Total Expenses                         0                      4,000
                                   ----------              ----------

Net Loss                        $      0                   $  (4,000)



                                  ==========                ==========

Net Loss Per Common Share
- Basic and Diluted             $    (0.00)                $  (0.001)
                                ==========                  ==========

Weighted Average Number of
Common Shares Outstanding        4,000,000                 4,000,000
                                ==========                 ==========


   (The Accompanying Notes are an Integral Part of These Financial
Statements)

                              Flex Capital Corp.
                          (A Development Stage Company)
                           Statement of Cash Flows
        For the Period from October 27, 2009 (inception) Through
                               June 30, 20010


                               Cumulative Results to      Three Months To
                           Inception (October 27, 2009)    June 30, 2010
                            Through December 31, 2010
                                    (Audited)               (Unaudited)


Operating Activities
  Net loss                                 $   (0)            $(4,000)
  Adjustments to reconcile net loss to cash
   used in operating activities:
     Contributed consulting services                            4,000
                                             --------         ---------

Net Cash Used in Operating Activities          (0)              0
                                             --------         ---------

Net Cash Provided by Financing Activities
  Advance from related party                    0               0
                                             --------         ---------

Net Cash Provided by Financing Activities       0               0
                                             --------         ---------

Increase (Decrease) in Cash                     --              0

Cash - Beginning of Period                      --             --
                                             --------         ---------

Cash - End of Period                        $   --             $  0
                                             ========         =========


Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
  Interest                                   $    --         $    --
  Income taxes                               $    --         $    --


  (The Accompanying Notes are an Integral Part of These Financial
Statements)

                               Flex Capital Corp.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
               For the Period from October 27, 2009 (inception)
                          Through June 30, 2010



                                           Additional
                            Common Stock     Paid-in       Deficit
                       Shares     Amount    Capital     Accumulated   Total
                      ------      ------    -------     -----------    -----

Common Stock Issued October
27, 2009              4,000,000    4,000     (4,000)        --          --

Balances at December
 31, 2009              --             --       --           --          --

Donated services       --             --       --           --          --
Net loss               --             --       --          (0)          (0)
                     ---------      ------    ------      ------       ------

Balances at December
 31, 2009             4,000,000    $ 4,000    $(4,000)    $ (0)         $(0)
(Audited)             =========     ======    ======      ======       ======

Net loss               --             --       4,000      (4,000)         0
                      ---------     ------    ------       ------      ------
Balance at June 30,
2010                  4,000,000    $ 4,000     $ 0        $ (4,000)       $0
(Unaudited)           =========    =======     ======     ========   ========


   (The Accompanying Notes are an Integral Part of These Financial
Statements)

                             Flex Capital Corp.
                          (A Development Stage Company)
                        Notes to the Financial Statements



NOTE 1   Nature and Continuance of Operations
These financial statements have been prepared on a going concern basis. The Company is a development stage company, which was incorporated on October 27, 2009. Operations started on that Date.

At the current stage of the business, we are not engaged in any activity; therefore, the company has yet to achieve profitable operations and losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

 Once we have received our cash injection through this offering we will immediately commence with our planned operations. Our planned operations include the following:

1. Develop and build our website within 90days. Our website delivers our proposed services and acts as an advertisement medium for business to promote their brand.

2. Our sole officer will promote and market our services to related stakeholders.

3. We will launch our website and offer our services to users once we have listed a reasonable amount of business into our website.

4. Our sole officer will begin selling advertising space to related stakeholders.
The Company's year-end is December 31.

NOTE 2 - Summary of Significant Accounting Policies
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities are dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company
The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets
Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation
The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue, and expense are translated into U.S. dollars by using the exchange rates in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments
The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes
The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share
In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to
common stockholders by the weighted average     number of common
shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at June 30, 2010, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation
The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment". Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected
vesting period.   Transactions in which goods or services are
received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is
more reliably measurable.   SFAS No. 123(revised) requires excess
tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.
The Company did not grant any stock option during the period ended
June 30, 2010.

Comprehensive Income
The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
The Company has no element of "other comprehensive income" during the period ended June 30, 2010.

New Accounting Standards
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

NOTE 3- Capital Stock
 On October 27, 2009, the Company issued 4,000,000 common shares at .001 per share to the sole officer and director of the Company in exchange for his services to the Company. The company and the sole officer agreed that the 4,000,000 shares valued at $4,000 are at fair market value.

The Company's capital stock issuance complies with the accounting policy as specified in ASC 718. The quarter ended statements on June 30, 2010 recognize a $4,000 consulting expense.

                                    EXHIBITS.

The following Exhibits are filed as part of this Registration
Statement:

Exhibit No.                        Document Description
-----------                        --------------------

   3.1       Articles of Incorporation.*

   3.2       Bylaws.*



   5.1 Opinion of regarding the legality of the securities being registered.**

  23.1       Consent of Stan J.H. Lee Certified Public Accountant.*
  23.2          Consent of law firm.**
  24.1       Power of Attorney
  99.1       Subscription Agreement.*

*Filed previously
** Will be filed with future amendment to the Form S-1

                                  UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Changchun, China, on the 1st day of February, 2010.

                        FLEX CAPITAL CORPORATION


                                  /s/ Qing Feng Lu
                                  ----------------
                                  Qing Feng Lu,
                         President, Chief Executive
                       Officer,  Secretary, Treasurer,
                          Chief Financial Officer,
                       Principal Accounting Officer,
                    Sole member of the Board of Directors